                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT (this "Agreement"), effective as of the 12th day of December, 2001 (the "Effective Date"), by and between CellStar Ltd. (the "Employer"), CellStar Corporation, a Delaware corporation and parent company of Employer ("Parent"), and Robert Kaiser (the "Employee").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, Employer desires to obtain the benefit of the services of Employee as an employee of Employer for the period of time provided in this Agreement; and

         WHEREAS, Employee desires to render services for Employer on the terms and conditions hereinafter provided; and

         WHEREAS, Employer desires that Employee be able to participate in Parent's stock option and incentive compensation plans; and

         WHEREAS, the Compensation Committee of the Board of Directors of Parent deems it advisable and in the best interests of Parent and Employer to enter into this Employment Agreement with Employee;

                               A G R E E M E N T
                               -----------------

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   Employment

         1.1 Employment. Effective on the Effective Date the Employer shall
             ----------
employ the Employee and the Employee shall accept employment by the Employer for the period and upon the terms and conditions contained in this Agreement. Employee shall report for work in Carrollton, Texas, on or before December 12, 2001 (such date being hereinafter referred to as the "Start Date"), failing which this Agreement shall be null and void for all purposes and any and all stock options granted pursuant to Section 1.4(d) shall be canceled.

         1.2 Term. The term of this Agreement shall commence on the Effective
             ----
Date and shall end on the four (4) year anniversary of the Effective Date (the "Original Term"), unless earlier terminated as provided herein (the period from the Effective Date to the four (4) year anniversary of the Effective Date, or to the date of such earlier termination, as applicable, is hereinafter referred to as the "Term"). At the expiration of the Original Term, this Agreement may be renewed on a year to year basis by written agreement of the parties hereto.

         1.3      Position and Duties.
                  -------------------

                  (a) Position. During the Term, the Employee shall serve as
                      --------
         Senior Vice President and Chief Financial Officer of Employer, with authority, duties and responsibilities consistent with such position, and shall perform such other services for Employer, Parent and their affiliated entities consistent with such position as may be reasonably assigned to him from time to time by the Chief Executive Officer and/or the boards of directors of Employer and/or Parent. It is specifically understood that, over time, Employee desires to assume greater responsibility for business operations, particularly in the Employer's North American Region. In this regard, Employee has agreed to serve as Senior Vice President and Chief Financial Officer of Employer so long as Employer agrees to consider Employee for the position of President of the Company's North American Region. To demonstrate its willingness to do so, Employer agrees to establish an escrow account in the amount of $700,000, which amount shall be paid to Employee in the event Employee has not been named as Senior Vice President of the Parent and President of the Employer's North American Region on or before June 1, 2002. During the Term, Employee shall, if so elected or appointed, also accept election or appointment, and serve, as an officer and/or director of Employer or any of its affiliated entities and perform the duties appropriate thereto, without additional compensation other than as set forth herein. Employee's actions hereunder shall at all times be subject to the direction of the Chief Executive Officer and the boards of directors of Employer and Parent.

                  (b) Commitment. During the Term, the Employee shall devote
                      ----------
         substantially all of his business time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of Employer, Parent and their affiliated entities. Subject to the foregoing, the Employee may serve in any capacity with any civic, educational or charitable organization; provided that such activities and services do not interfere or conflict with the performance of his duties hereunder. Employee shall comply with policies, standards and regulations established from time to time by senior management and/or the boards of directors of Employer and Parent.

                  (c) Location and Travel. During the Term, the Employer shall
                      -------------------
         not, without the written consent of the Employee, relocate or transfer the Employee to any location other than the Company's corporate headquarters in the Dallas/Fort Worth area. The Employee agrees to travel for business purposes in a reasonable amount for reasonable lengths of time, commensurate with the Employee's position.

         1.4      Compensation.
                  ------------


                  (a) Base Salary.  Subject to Section 1.4(c) below,  Employer
                      -----------
         shall pay the Employee as compensation an aggregate salary ("Base Salary") of $450,000 per year during the Term, or such greater amount as shall be approved in accordance with the policies of

         Employer and/or Parent, as applicable. The Base Salary for each year shall be paid by Employer in accordance with the regular payroll practices of Employer.

                  (b) Annual  Incentive  Payment.  Each year during the Term,
                      --------------------------
         the Employee shall be eligible to participate in an annual incentive plan approved by the Parent's Board of Directors.

                  (c) Withholding. With respect to any compensation received by
                      -----------
         Employee with respect to Employee's services for Employer or any of its affiliates, Employer will deduct such withholding and other payroll taxes as are required to be withheld by Employer under applicable law.

                  (d) Stock Options. Parent will recommend to the Board of
                      -------------
         Directors of Parent that Employee be granted a stock option (the "Option") entitling him to purchase 400,000 shares of Parent's common stock at the reported market closing sales price thereof on the date of grant, which date shall be the Effective Date hereof. The Option shall become exercisable by the Employee at the rate of 25% of the shares covered thereby per year, beginning on the first anniversary of the Effective Date in accordance with the terms of the Parent's 1993 Amended and Restated Long Term Incentive Plan; provided, however, that
                                                        --------  -------
         any unvested portion of the Option shall immediately vest if the Employee's employment is terminated Without Cause (defined below). The Option shall contain such additional terms as are set forth in Parent's 1993 Amended and Restated Long Term Incentive Plan and as are established by the Board of Directors of Parent. Employee shall be entitled to annual consideration for future grants in amounts (if any) and on terms and conditions to be determined by the Compensation Committee of the Board of Directors.

                  (e) Payment and Reimbursement of Expenses. During the Term,
                      -------------------------------------
         Employer shall pay or reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in performing his obligations under this Agreement in accordance with the policies and procedures of Employer or Parent, provided that the Employee properly accounts therefor in accordance with the regular policies of Employer or Parent, as applicable.

                  (f) Life Insurance. During the Term and subject to the
                      --------------
         Employee's qualification under normal life insurance underwriting standards as of the date hereof and at any policy renewal date, the Employer shall provide, at Employer's expense, life insurance on the life of the Employee totaling $1,500,000 for the benefit of such beneficiary or beneficiaries as may be designated from time to time by the Employee. Such life insurance shall be inclusive of any life insurance made generally available by Employer or Parent to employees, as set forth in subsection (h) below.

                  (g) Disability  Insurance.  During the Term and subject to
                      ---------------------
         the Employee's qualification under normal disability insurance underwriting standards as of the date hereof and at any policy renewal date, Employer shall provide, at Employer's expense, disability insurance that will pay the Employee, pursuant to the terms of such policy or policies, annual disability benefits totaling $200,000 until the Employee reaches the age of 65. Such disability insurance shall be inclusive of any disability insurance made generally available by Employer or Parent to employees, as set forth in subsection (h)below.

                  (h) Fringe Benefits and Perquisites. During the Term, the
                      -------------------------------
         Employee shall be entitled to participate in or receive benefits under any stock purchase, profit-sharing, pension, retirement, paid time off, life, medical, dental, disability or other plan or arrangement made generally available by Employer or Parent to employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Employee shall be credited with ten (10) years of service with the Employer as of the Effective Date for purposes of determining eligibility and vesting for paid time off and short-term disability benefits.

                  (i) Signing Bonus. As an inducement and in further
                      -------------
         consideration of the Employee entering into this Agreement and accepting the responsibilities and duties set forth herein, the Employer agrees to pay the Employee a signing bonus in an amount equal to $300,000, such amount being payable on thirty (30) days following the Start Date.

         1.5      Termination.
                  -----------

                  (a) Disability. Employer may terminate this Agreement for
                      ----------
         Disability. "Disability" shall exist if, because of ill health or physical or mental disability, the Employee shall have been unable to perform his duties under this Agreement, with or without reasonable accommodation by the Employer, as determined in good faith by Parent's Board of Directors or a committee thereof, for a period of 180 consecutive days, or if, in any 12-month period, the Employee shall have been unable or shall have failed to perform his duties for a period of 270 or more business days, irrespective of whether or not such days are consecutive.

                  (b) Cause. Employer may terminate the Employee's employment
                      -----
         for Cause. Termination for "Cause" shall mean termination because of the Employee's (i) gross incompetence, (ii) willful misconduct that causes or is likely to cause economic harm to Employer, Parent or their affiliated entities or that brings or is likely to bring discredit to the reputation of Employer, Parent or any of their affiliated entities, as determined by the Board of Directors of Parent in good faith, (iii) failure to follow directions of the Chief Executive Officer or the boards of directors of Employer or Parent that are consistent with his duties under this Agreement, (iv) conviction of, or entry of a pleading of guilty or nolo contendre to, any crime involving moral turpitude or entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting Employee from participating in the conduct of the affairs of Employer, Parent or their affiliated entities, or

         (v) any other material breach of any provision of this Agreement that is not remedied within 30 days after receipt of written notice from Employer or Parent specifying such breach.

                  (c) Without Cause. During the Term, Employer may terminate
                      -------------
         the Employee's employment Without Cause, subject to the provisions of subsection 1.6(c) (Termination Without Cause or for Company Breach).
                            -----------------------------------------------
         Termination "Without Cause" shall mean termination of the Employee's employment by Employer other than termination for Cause or for Disability.

                  (d) Company Breach. The Employee may terminate his employment
                      --------------
         hereunder for Company Breach. For purposes of this Agreement a "Company Breach" shall be deemed to occur in the event of a material breach of this Agreement by Employer or Parent; provided, however, that the
                                               --------  -------
         Employee shall not be entitled to terminate for Company Breach unless the Employee notifies Employer thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Company Breach, and unless Employer fails to cure such Company Breach within 60 days after such notice is sent or given under this Agreement. For purposes of this Agreement, a material breach by Employer or Parent shall include, without limitation, (i) if the Employee's eligibility for a bonus in any fiscal year (provided that all performance standards established for him have been achieved) shall be, in terms of a percentage of base salary, any amount less than the percentage of base salary established for the Chief Executive Officer of Parent for such fiscal year, or (ii) if the Employee's eligibility for bonus in any fiscal year shall be based on performance standards that are materially greater or different than those established for the Chief Executive Officer of Parent. It is specifically understood that the failure of the Company to name Employee the President of the Company's North American Region within the time frame set forth in Section 1.3(a) hereof shall not constitute a Company Breach.

                  (e) Change in Control. The Employee may  terminate  his
                      -----------------
         employment hereunder within 12 months of a Change in Control (defined below):

                      (i)   "Change in Control" shall mean any of the following:

                             (1) any consolidation or merger of Parent in
                      which Parent is not the continuing or surviving corporation or pursuant to which shares of Parent's common stock would be converted into cash, securities or other property, other than a merger of Parent in which the holders of Parent common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                             (2) any sale,  lease,  exchange or other  transfer
                      (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent;


                             (3) any approval by the  stockholders  of Parent
                      of any plan or proposal for the liquidation or dissolution of Parent;

                             (4) the cessation of control (by virtue of
                      their not constituting a majority of directors) of Parent's Board of Directors by the individuals (the "Continuing Directors") who (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by Parent's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved);or

                             (5) subject to applicable law, in a Chapter
                      11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving Parent to a case under Chapter 7.

                  (f) Without Good Reason. During the Term, the Employee may
                      -------------------
         terminate his employment Without Good Reason upon 30 days prior written notice to Employer of such termination, which notice may be waived by Employer in Employer's discretion. Termination "Without Good Reason" shall mean termination of the Employee's employment by the Employee other than termination for Company Breach.

                  (g) Explanation of Termination of Employment. Any party
                      ----------------------------------------
         terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement stating in reasonable detail the basis for such termination. The Notice of Termination shall indicate whether termination is being made for Cause, Without Cause or for Disability (if Employer has terminated the Agreement) or for Company Breach, upon a Change in Control or Without Good Reason (if the Employee has terminated the Agreement).

                  (h) Date of Termination.  "Date of Termination" shall mean
                      -------------------
         the last day of Employee's employment, as determined in accordance with this Section 1.5.

         1.6      Compensation Upon Termination.
                  -----------------------------

                  (a) During Disability. During any period that the Employee
                      -----------------
         fails to perform his duties hereunder because of ill health or physical or mental disability, he shall continue to receive his full salary and benefits pursuant to Section 1.4 (Compensation) through the Date
                                           ------------
         of Termination, after giving effect to all disability benefits received by Employee under the terms of any applicable disability policy.

                  (b) Termination for Cause or Without Good Reason. If Employer
                      --------------------------------------------
         shall terminate the Employee's employment for Cause or if the Employee shall terminate his employment Without Good Reason, then Employer's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that Employer shall pay the
          ------------
         Employee his accrued but unpaid salary and benefits pursuant to Section
         1.4 (Compensation) through the Date of Termination.
              ------------

                  (c) Termination Without Cause or for Company Breach. If
                      -----------------------------------------------
         Employer shall terminate the Employee's employment Without Cause or if the Employee shall terminate his employment for Company Breach, then Employer shall pay to the Employee, as severance pay in a lump sum on the 15th day following the Date of Termination, the following amounts:

                           (i) his accrued but unpaid Base Salary through the Date of Termination at the rate in effect as of the Date of Termination; and

                           (ii) in lieu of any further Base Salary and Annual
                  Incentive Payments for periods subsequent to the Date of Termination, an amount equal to the product of (A) the sum of Employee's Base Salary at the rate in effect as of the Date of Termination plus the amount of the Annual Incentive Payment paid to the Employee for the preceding year (or such shorter period for which any Annual Incentive Payment has been paid) divided by 365 and (B) multiplied by the lesser of (y) 720, or
                  (z) the number of days from the Date of Termination to the last day of the Original Term or the applicable renewal term, but in no event less than 365 days.

                  In addition, the Employee will be entitled to a prorated portion of any annual incentive payment earned for the fiscal year in which his employment is terminated, if earned in accordance with the terms of its grant.

                  Employee hereby acknowledges and agrees that the payments by the Employer under this Section 1.6(c) shall be the sole and exclusive remedy of the Employee for termination of Employee's employment Without Cause or by reason of a Company Breach, and Employee hereby waives any and all other remedies under law or in equity.

                  If the Employee terminates his employment for Company Breach based upon a material reduction by Employer of the Employee's Base Salary, then for purposes of this subsection 1.6(c) (Termination
                                                              -----------
         Without Cause or for Company Breach), the Employee's Base Salary as of
         -----------------------------------
         the Date of Termination shall be deemed to be the Employee's Base Salary immediately prior to the reduction that the Employee claims as grounds for Company Breach.

                  (d) Termination Upon a Change in Control. If the Employee
                      ------------------------------------
         terminates his employment after a Change in Control pursuant to subsection 1.5(e) (Change in Control), then Employer shall pay to the
                            -----------------
         Employee as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within 15 days after termination, an amount which, when combined with all payments under Section 1.6(c), equals $100 less than three (3) times the Employee's "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of 1986); provided, however, that if such lump sum severance payment, either
         --------  -------
         alone or together with other payments or benefits, either cash or non-cash, that the Employee has the right to receive from Employer, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Employee under any plan for the benefit of employees, would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Employee of a parachute payment. The determination of the amount of the payment described in this subsection shall be made by Parent's independent auditors.

                  (e) Termination for Disability. If Employer shall terminate
                      --------------------------
         the Employee's employment for Disability, Employer's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall
                                                      ------------
         terminate, except that Employer shall pay the Employee accrued but unpaid salary and benefits pursuant to Section 1.4 (Compensation)
                                                             ------------
         through the Date of Termination, after giving effect to all disability benefits received by Employee under the terms of any applicable disability policy.

                  (f) Employee Benefits. Employer shall maintain in full force
                      -----------------
         and effect (to the extent consistent with past practice), for the continued benefit of Employee and, if applicable, his wife and children, the employee benefits set forth in subsections 1.4(f) (Fringe Benefits and Perquisites) through the Date of Termination
          -------------------------------
         (subject to the provisions of Section 1.6(e)); provided that his continued participation or, if applicable, the participation of his wife and children, is possible under the general terms and conditions of such plans and programs.

         1.7 Death of Employee. If Employee dies prior to the expiration of this
             -----------------
Agreement, Employee's employment and other obligations under this Agreement shall automatically terminate and all compensation to which Employee is or would have been entitled hereunder (including without limitation under subsections 1.4(a) (Base Salary) and 1.4(b) (Annual Incentive Payment)) shall terminate as
        -----------              ------------------------
of the end of the month in which Employee's death occurs; provided, however,
                                                          --------  -------
that (i) Employer shall pay to Employee's estate, as soon as practicable, a prorated Annual Incentive Payment, if earned in accordance with Parent's annual incentive plan; and (ii) for the balance of the month in which Employee's death occurs, Employee's wife and children shall be entitled to receive their benefits under Employer's group hospitalization, medical and dental plans (if any), to the extent permitted under the terms of such plans.

                                    ARTICLE 2

                       Non-Competition and Confidentiality

     2.1  Non-Competition.
          ---------------

          (a)  Description of Proscribed Actions. During the Term and for a
               ---------------------------------
     period of 18 months thereafter, in consideration for the obligations of Employer and Parent hereunder, including without limitation their disclosure (pursuant to subsection 2.2(b) (Obligation of The Company)
                                                -------------------------
     below) of Confidential Information, the Employee shall not:

               (i) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (defined below); provided, however, that the Employee may
                                    --------  -------
          invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act and
          (y) the Employee does not beneficially own (as defined Rule 13d-3 promulgated under the Exchange Act) in excess of 5% of the outstanding capital stock of such enterprise;

               (ii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away any suppliers, customers or clients of the Company or any of its Affiliates; or

               (iii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee of Employer or Parent or any Affiliate thereof,
          (ii) induce or otherwise counsel, advise or encourage any employee of Employer, Parent or any Affiliate thereof to leave the employment of Employer, Parent or any Affiliate thereof, or (iii) induce any representative or agent of Employer, Parent or any Affiliate thereof to terminate or modify its relationship with Employer, Parent or such Affiliate.

          (b)  Judicial Modification. The Employee agrees that if a court of
               ----------------------
          competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 2.1 (Non-Competition) is overly restrictive and
                                ---------------
     unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 2.1 (Non-Competition) shall remain in full force and effect.
                       ---------------
     The Employee further agrees that if a court of competent jurisdiction determines that any provision of this Section 2.1 (Non-Competition) is
                                                        ---------------
     invalid or against public policy, the remaining provisions of this Section
     2.1 (Non-Competition) and the remainder of this Agreement shall not be
          ---------------
     affected thereby, and shall remain in full force and effect.

          (c)  Nature of Restrictions. The Employee acknowledges that the
               ----------------------
     business of Employer and Parent and their Affiliates is international in scope and that the Restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Employer's, Parent's and their Affiliates' investment in their businesses and the goodwill thereof. The Employee acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Employee has been or will be engaged in the business of Employer, Parent and/or their Affiliates, and the Employee's relationship with the suppliers, customers and clients of Employer, Parent and their Affiliates. The Employee further acknowledges that the restrictions contained herein are not burdensome to the Employee in light of the consideration paid therefor and the other opportunities that remain open to the Employee. Moreover, the Employee acknowledges that he has other means available to him for the pursuit of his livelihood.

          (d)  Competing Business. "Competing Business" shall mean any
               ------------------
     individual, business, firm, company, partnership, joint venture, organization, or other entity engaged in the wholesale distribution or retail sales of wireless communication equipment in any domestic or international market area in which Employer, Parent or any of their Affiliates does business at any time during the Employee's employment with Employer or any of its Affiliates, except SBC Communications, Inc. and its wholly-owned subsidiaries.

     2.2  Confidentiality. For the purposes of this Section 2.2
          ---------------
(Confidentiality), the term "the Company" shall be construed also to include
 ---------------
Employer, Parent and any and all Affiliates of Employer and Parent.

          (a)  Confidential Information. "Confidential Information" shall mean
               ------------------------
     information that is used in the Company's business and

               (i)  is proprietary to, about or created by the Company;

               (ii) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

               (iii) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

               (iv) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential to the Company.

     Confidential Information shall not include information publicly known (other than as a result of a disclosure by the Employee ). The phrase "publicly known" shall mean readily accessible to the public in a written publication and shall not include information that is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources, or by focused searches of literature guided by Confidential Information.

          (b)  Obligation of The Company. During the Term, the Company shall
               -------------------------
     provide access to, or furnish to, the Employee Confidential Information of the Company necessary to enable the Employee properly to perform his obligations under this Agreement.

          (c)  Non-Disclosure. The Employee acknowledges, understands and agrees
               --------------
     that all Confidential Information, whether developed by the Company or others or whether developed by the Employee while carrying out the terms and provisions of this Agreement (or previously while serving as an officer of the Company), shall be the exclusive and confidential property of the Company and (i) shall not be disclosed to any person other than employees of the Company and professionals engaged on behalf of the Company, and other than disclosure in the scope of the Company's business in accordance with the Company's policies for disclosing information, (ii) shall be safeguarded and kept from unintentional disclosure and (iii) shall not be used for the Employee's personal benefit. Subject to the terms of the preceding sentence, the Employee shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties under this Agreement.

     2.3  Injunctive Relief. Because of the Employee's experience and reputation
          -----------------
in the industries in which Employer, Parent and their Affiliates operate, and because of the unique nature of the Confidential Information, the Employee acknowledges, understands and agrees that Employer and Parent will suffer immediate and irreparable harm if the Employee fails to comply with any of his obligations under Article 2 (Non-Competition and Confidentiality) of this
                             -----------------------------------
Agreement, and that monetary damages will be inadequate to compensate Employer and Parent for such breach. Accordingly, the Employee agrees that Employer and Parent shall, in addition to any other remedies available to them at law or in equity, be entitled to injunctive relief to enforce the terms of Article 2 (Non-Competition and Confidentiality), without the necessity of proving
 -----------------------------------
inadequacy of legal remedies or irreparable harm.

                                    ARTICLE 3

                   Representations and Warranties by Employee

     Employee hereby represents and warrants, the same being part of the essence of this Agreement, that, as of the Effective Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist, that would in any way restrict or prohibit him from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

                                    ARTICLE 4

                                 Indemnification

     Parent agrees to indemnify, and advance expenses to, the Employee to the extent provided in the Certificate of Incorporation and Bylaws of Parent as of the date of this Agreement. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under Parent's Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Employee shall enjoy by this Agreement the greater benefits so afforded by such change.

                                    ARTICLE 5

                                  Miscellaneous

     5.1  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     5.2  Indulgences, Etc. Neither the failure nor any delay on the part of
          ----------------
either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     5.3  Employee's Sole Remedy. The Employee's sole remedy shall be against
          ----------------------
Employer or Parent for any claim, liability or obligation of any nature whatsoever arising out of or relating to this Agreement or an alleged breach of this Agreement or for any other claim arising out of the Employee's employment by Employer, his service to Employer or its Affiliates or the termination of the Employee's employment hereunder (collectively, "Employee Claims"). The Employee shall have no claim or right of any nature whatsoever against any of Employer's or its Affiliates' directors, former directors, officers, former officers, employees, former employees, stockholders, former stockholders, agents, former agents or the independent counsel in their individual capacities arising out of or relating to any Employee Claim. The Employee hereby releases and covenants not to sue any person other than Employer or Parent over any Employee Claim. The persons described in this Section 5.3 (other than Employer, Parent and the Employee) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 5.3 (Employee's Sole Remedy) against the
                                         ----------------------
Employee.

     5.4  Notices. All notices, requests, demands and other communications
          -------
required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

          If to the Employee:

               Robert Kaiser
               7030 Spruce Creek Lane
               Dallas, Texas 75252

          If to Employer or Parent:

               CellStar Corporation
               1730 Briercroft Court
               Carrollton, Texas 75006
               Attn: General Counsel

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

     5.5  Provisions Separable. The provisions of this Agreement are independent
          --------------------
of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     5.6  Entire Agreement. This Agreement contains the entire understanding
          ----------------
between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     5.7  Headings; Index. The headings of paragraphs herein are included solely
          ----------------
for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.8  Governing Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

     5.9  Dispute Resolution. Subject to Employer's and Parent's right to seek
          ------------------
injunctive relief in court as provided in Section 2.3 (Injunctive Relief) of
                                                       -----------------
this Agreement, any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and any party may submit such dispute, controversy or claim, including a claim for indemnification under this Section 5.9 (Dispute Resolution), to arbitration.
                                        ------------------

          (a)  Arbitrators. The arbitration shall be heard and determined by one
               -----------
     arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves
                               --------  -------
     more than $2,000,000, then the arbitration shall be heard and determined by three (3) arbitrators. If three (3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Executive Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

          (b)  Proceedings. Unless otherwise expressly agreed in writing by the
               -----------
     parties to the arbitration proceedings:

               (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

               (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

               (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

               (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

               (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

               (vi) The decision of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

               (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

               (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     5.10  Survival. The covenants and agreements of the parties set forth in
           --------
Article 2 (Non-Competition and Confidentiality), and Article 5 (Miscellaneous)
           -----------------------------------                  -------------
are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

     5.11  Subrogation. In the event of payment under this Agreement, Employer
           -----------
and Parent shall be subrogated to the extent of such payment to all of the rights of recovery of the Employee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Employer or Parent effectively to bring suit to enforce such rights.

     5.12  No Duplication of Payments. Employer and Parent shall not be liable
           --------------------------
under this Agreement to make any payment in connection with any claim made against the Employee to the extent the Employee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     5.13  Binding Effect, Etc. This Agreement shall be binding upon and inure
           -------------------
to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Employer, Parent, spouses, heirs, and personal and legal representatives. Employer and Parent shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of their business or assets, by written agreement in form and substance satisfactory to the Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Employer or Parent would be required to perform if no such succession had taken place.

     5.14  Contribution. If the indemnity contained in this Agreement is
           ------------
unavailable or insufficient to hold the Employee harmless in a Claim for an Indemnifiable Event, then separate from and in addition to the indemnity provided elsewhere herein, Parent shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Employee in connection with such Claim in such proportion as appropriately reflects the relative benefits received by, and fault of, Parent on the one hand and the Employee on the other in the acts, transactions or matters to which the Claim relates and other equitable considerations.

     5.15  Parent Guaranty. Parent guarantees the payment and performance of all
           ---------------
obligations of Employer under this Agreement and agrees it will pay or perform those obligations if for any reason Employer fails to do so. This guarantee is absolute, continuing, irrevocable and not conditional or contingent. Any notice given hereunder to either Employer or Parent will be deemed to be notice to Parent for purposes of this guaranty.

                                   ***********

                    [Remainder of intentionally left blank.]

     IN WITNESS WHEREOF, Employer and Parent have caused this Agreement to be executed by their officer/general partner thereunto duly authorized, and Employee has signed this Agreement, as of the date first set forth above.

                                        CELLSTAR LTD

                                        By:  National Auto Center, Inc.
                                             General Partner

                                        By: /s/ TERRY S. PARKER
                                            --------------------------------
                                            Terry S. Parker
                                            Chief Executive Officer


                                        CELLSTAR CORPORATION

                                        By: /s/ TERRY S. PARKER
                                            --------------------------------
                                            Terry S. Parker
                                            Chief Executive Officer


                                        /s/ ROBERT A. KAISER
                                        ------------------------------------
                                        Robert Kaiser